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Pricing Supplement No. 39 Dated May 11, 2000          Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and                File No.: 333-72791
Prospectus Supplement dated April 1, 1999)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

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Date of Issue:  May 15, 2000         [ ] Fixed Rate    [ ] Commercial Paper Rate Note
                                     [ ] LIBOR Reuters [X] LIBOR Telerate
                                     [X] Senior        [ ] Federal Funds Rate Note
                                     [ ] Subordinated  [ ] CD Rate Note    [ ] Prime Rate Note
                                     [ ] CMT Rate Note [ ] Treasury Rate Note
                                     [ ] LIBOR Note    [ ] Other
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Maturity Date:  November 15, 2001

CUSIP: 06422NBB1

Principal Amount: $153,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 15th Day of February, May, August, and November

Interest Reset Dates: 15th Day of February, May, August, and November

Index Maturity: 90 Days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: +10 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: May 15, 2000 to August 15, 2000 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: May 15, 2000 to August 15, 2000 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): BANK ONE, NA

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.